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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 33-65464, 33-65472, and 33-65478) of VTEL Corporation of our report dated March 13, 1996, relating to the consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1995, which report appears in the July 31, 1997, annual report on Form 10-K of VTEL Corporation.


/s/ KPMG PEAT MARWICK LLP


San Jose, California
November 5, 1997